Exhibit 99.1
EverCommerce Announces Fourth Quarter and Full Year 2023 Financial Results
Denver, CO (March 14, 2024) EverCommerce Inc. ("EverCommerce" or the "Company") (NASDAQ: EVCM), a leading service commerce platform, today announced financial results for the quarter and year ended December 31, 2023.
Fourth Quarter 2023 Financial Highlights
•Revenue of $169.4 million, an increase of 4.7% compared to $161.8 million for the quarter ended December 31, 2022.
•YoY Pro forma revenue growth rate of approximately 4.3% for the quarter ended December 31, 2023.
•Net loss was $23.3 million, or ($0.12) per basic and diluted share, for the quarter ended December 31, 2023, compared to net loss of $17.8 million, or ($0.09) per basic and diluted share, for the quarter ended December 31, 2022.
•Adjusted EBITDA was $43.1 million for the quarter ended December 31, 2023, compared to $35.2 million for the quarter ended December 31, 2022.

“Despite experiencing some continuing headwinds to revenue growth in the fourth quarter, EverCommerce delivered Adjusted EBITDA results that were above the top end of guidance and represented 22% growth and 370 basis points of YoY margin expansion,” said Eric Remer, EverCommerce’s Founder and CEO. “Looking ahead, we are focused on driving balanced growth with profitability as well as delivering improved shareholder returns. The sale of our fitness assets announced yesterday is an initial step towards simplifying, transforming and optimizing our business.”

A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Share Repurchases
On November 5, 2023, our Board of Directors approved a $50.0 million increase in the previously announced stock repurchase authorization and extended the authorization through December 31, 2024. The total authorization since the repurchase program began allows for the purchase up to $150.0 million in shares of the Company’s common stock.
The Company repurchased and retired 2,692,747 shares of common stock for $26.0 million during the three months ended December 31, 2023.
Repurchases under the program may be made from time to time in the open market at prevailing market prices or in negotiated transactions off the market. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion. The Company expects to fund repurchases with cash on hand.

Business Outlook
Based on information as of today, March 14, 2024, the Company is issuing the following financial guidance for the first quarter and full year 2024. Note that this guidance excludes EverCommerce’s fitness assets, which the company announced its divestiture of on March 13, 2024, and as such is non-GAAP.

First Quarter 2024:
•Revenue is expected to be in the range of $160.5 million to $163.5 million.
•Adjusted EBITDA is expected to be in the range of $36 million to $38 million.
Full Year 2024:
•Revenue is expected to be in the range of $676 million to $696 million.
•Adjusted EBITDA is expected to be in the range of $167 million to $176 million.
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and efforts of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.
Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our fourth quarter and full year 2023 results and outlook today, March 14, 2024, at 5:00 p.m. ET. Please visit the "Investor Relations" page of the Company's website (https://investors.evercomerce.com) for both telephonic and webcast access to this call as well as a copy of the presentation materials used on the call. An archive replay will be available following the conclusion of the call.
Investor Contact
Brad Korch
SVP and Head of Investor Relations
720-796-7664
IR@evercommerce.com
Media Contact
Jeanne Trogan
VP of Communications
737-465-2897
Press@evercommerce.com
About EverCommerce
EverCommerce (Nasdaq: EVCM) is a leading service commerce platform, providing vertically-tailored, integrated SaaS solutions that approximately 708,000 global service-based businesses accelerate growth, streamline operations, and increase retention. Its modern digital and mobile applications create predictable, informed, and convenient experiences between customers and their service professionals. With its EverPro, EverHealth, and EverWell brands specializing in Home, Health, and Fitness & Wellness service industries, EverCommerce provides end-to-end business management software, embedded payment acceptance, marketing technology, and customer experience applications. Learn more at EverCommerce.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations and financial results, the underlying trends in our business and the macroeconomic environment, our market opportunity, our potential for growth and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our recent growth rates may not be sustainable or indicative of future growth; we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; we may be unsuccessful in achieving continued growth through acquisitions, dispositions or other strategic actions; revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; we may need to incur additional indebtedness or seek capital through new equity or debt financings, which may not be available to us on acceptable terms or at all; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and subject to consolidation and the market for technology-enabled services that empower SMBs is relatively immature and unproven; we are dependent on payment card networks and payment processors and if we fail to comply with the applicable requirements of our payment network or payment processors, they can seek to fine us, suspend us, terminate our agreements and/or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or are unable to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; unauthorized disclosure, destruction or modification of data, disruption of our software or services or cyber breaches; our estimated total addressable market is subject to inherent challenges and uncertainties; actual or perceived inaccuracies in our operational metrics may harm our reputation; failure to effectively develop and expand our sales and marketing capabilities; failure to maintain and enhance our reputation and brand recognition; inability to retain current customers or to sell additional functionality and services to them may adversely affect our revenue growth; our systems and our third-party providers’ systems may fail or our third-party providers may discontinue providing their services or technology or to us specifically; if we are unable to improve our margin, in particular within Marketing Technology Solutions, we may experience lower aggregate profitability and margins; a future pandemic, epidemic or outbreak of an infectious disease could impact, our business, financial condition and results of operations, as well as the business or operations of third parties with whom we conduct business; economic and political risks, including the business cycles of our clients and changes in the overall level of consumer and commercial spending; our ability to retain and hire skilled personnel; risks related to our indebtedness; risks related to our material weakness and internal control over financial reporting; risks related to the increasing focus on environmental sustainability and social initiatives; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; risks related to governmental regulation; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2023 and updated by our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.
Gross profit is calculated as total revenues less cost of revenues (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss) or profitability.
Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are key performance measures that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income (loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA and Adjusted EBITDA margin are used by our management team as additional measures of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA and Adjusted EBITDA margin help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income (loss) or income (loss) from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net loss adjusted to exclude interest and other expense, net, income tax expense (benefit), depreciation and amortization, other amortization, stock-based compensation, and transaction-related and other non-recurring costs. Other amortization includes amortization for capitalized contract acquisition costs. Transaction-related costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Other non-recurring costs are expenses such as impairment charges, system implementation costs, severance expense related to planned restructuring activities, and costs associated with integration and transformational improvements. Transaction-related and other non-recurring costs are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss).

EverCommerce Inc.
Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$92,609	$92,625
Restricted cash	3,570	3,199
Accounts receivable, net of allowance for expected credit losses of $6.2 million and $4.7 million at December 31, 2023 and 2022, respectively	45,417	48,032
Contract assets	16,117	12,971
Prepaid expenses and other current assets	22,434	23,760
Total current assets	180,147	180,587
Property and equipment, net	9,734	11,930
Capitalized software, net	42,511	32,554
Other non-current assets	42,722	46,855
Intangible assets, net	315,519	405,720
Goodwill	927,431	914,082
Total assets	$1,518,064	$1,591,728
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,638	$8,373
Accrued expenses and other	66,265	56,963
Deferred revenue	24,082	22,885
Customer deposits	12,891	11,360
Current maturities of long-term debt	5,500	5,500
Total current liabilities	117,376	105,081
Long-term debt, net of current maturities and deferred financing costs	526,696	530,946
Other non-current liabilities	47,956	49,008
Total liabilities	692,028	685,035
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.00001 par value, 2,000,000,000 shares authorized and 186,934,031 and 191,447,237 shares issued and outstanding at December 31, 2023 and 2022, respectively	2	2
Accumulated other comprehensive loss	(8,017)	(10,198)
Additional paid-in capital	1,454,026	1,489,935
Accumulated deficit	(619,975)	(573,046)
Total stockholders’ equity	826,036	906,693
Total liabilities and stockholders’ equity	$1,518,064	$1,591,728

EverCommerce Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022

Revenues:
Subscription and transaction fees	$133,469	$121,611	$520,234	$465,345
Marketing technology solutions	30,081	33,256	133,162	134,596
Other	5,890	6,931	21,973	20,805
Total revenues	169,440	161,798	675,369	620,746
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	55,405	53,872	231,007	217,375
Sales and marketing	31,901	29,528	123,561	119,059
Product development	19,262	18,054	75,614	71,622
General and administrative	31,806	35,735	132,235	132,483
Depreciation and amortization	26,226	28,277	104,201	110,801
Impairment	5,201	—	6,325	—
Total operating expenses	169,801	165,466	672,943	651,340
Operating (loss) income	(361)	(3,668)	2,426	(30,594)
Interest and other expense, net	(19,792)	(12,832)	(46,407)	(33,902)
Net loss before income tax (expense) benefit	(20,153)	(16,500)	(43,981)	(64,496)
Income tax (expense) benefit	(3,182)	(1,273)	(1,639)	4,680
Net loss	(23,335)	(17,773)	(45,620)	(59,816)
Other comprehensive gain (loss):
Foreign currency translation gain (loss), net	4,902	7,380	2,181	(8,431)
Comprehensive loss	$(18,433)	$(10,393)	$(43,439)	$(68,247)

Basic and diluted net loss per share attributable to common stockholders	$(0.12)	$(0.09)	$(0.24)	$(0.31)
Basic and diluted weighted-average shares of common stock outstanding used in computing net loss per share	188,638,631	192,903,016	188,938,892	194,624,968

EverCommerce Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve months ended December 31,
	2023	2022

Cash flows provided by operating activities:
Net loss	$(45,620)	$(59,816)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	104,201	110,801
Stock-based compensation	25,559	26,818
Deferred taxes	(1,657)	(7,477)
Amortization of deferred financing costs and non-cash interest	1,651	2,093
Impairment of long lived assets	6,325	—
Bad debt expense	6,016	5,578
Other non-cash items	2,738	4,747
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(5,011)	(13,206)
Prepaid expenses and other current assets	(2,261)	(3,823)
Other non-current assets	4,183	4,937
Accounts payable	179	(1,868)
Accrued expenses and other	10,423	3,076
Deferred revenue	868	160
Other non-current liabilities	(2,989)	(7,218)
Net cash provided by operating activities	104,605	64,802
Cash flows used in investing activities:
Purchases of property and equipment	(3,037)	(2,566)
Capitalization of software costs	(20,043)	(15,514)
Acquisition, net of cash acquired	(14,940)	—
Net cash used in investing activities	(38,020)	(18,080)
Cash flows used in financing activities:
Payments on long-term debt	(5,500)	(9,500)
Exercise of stock options	2,603	1,819
Proceeds from common stock issuance for Employee Stock Purchase Plan	3,550	3,366
Repurchase and retirement of common stock	(67,283)	(42,994)
Net cash used in financing activities	(66,630)	(47,309)
Effect of foreign currency exchange rate changes on cash	400	(1,148)
Net increase (decrease) in cash and cash equivalents and restricted cash	355	(1,735)
Cash and cash equivalents and restricted cash:
Beginning of period	95,824	97,559
End of period	$96,179	$95,824

Supplemental disclosures of cash flow information:
Cash paid for interest	$46,011	$30,077
Cash paid for income taxes	$3,107	$2,511

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
	(in thousands)
	(unaudited)
Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$107,383	$101,275	$419,322	$380,122
Depreciation and amortization	6,652	6,651	25,040	23,249
Adjusted gross profit	$114,035	$107,926	$444,362	$403,371

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
	(in thousands)
	(unaudited)
Reconciliation from Net loss to Adjusted EBITDA:
Net loss	$(23,335)	$(17,773)	$(45,620)	$(59,816)
Adjusted to exclude the following:
Interest and other expense, net	19,792	12,832	46,407	33,902
Income tax expense (benefit)	3,182	1,273	1,639	(4,680)
Depreciation and amortization	26,226	28,277	104,201	110,801
Other amortization	1,554	1,198	5,738	4,261
Stock-based compensation expense	5,949	7,042	25,559	26,818
Transaction-related and other non-recurring costs	9,711	2,334	17,695	7,763
Adjusted EBITDA	$43,079	$35,183	$155,619	$119,049